Greenidge Announces Expansion of Power Capacity with 40 MW of Low-Cost Power in Key Territories

Acquires 12-Acre Property in Mississippi with Power Expandable to 32.5 MW

Secures Lease in North Dakota with Access to 7.5 MW of Power

Latest Expansions Underscore Continued Focus and Implementation of Strategic Growth Initiatives to Increase Profitability

Dresden, NY – March 11, 2024 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge” or the "Company"), a vertically integrated cryptocurrency datacenter and power generation company, today announced that it has expanded its U.S. footprint with access to 40 MW of low-cost power through property expansions in Mississippi and North Dakota.

Greenidge purchased 12 acres with 32.5 MW of mining capacity in Mississippi and is in the process of deploying 7 MW of miners in Q2. By April 1, the Company intends to deploy additional miners in conjunction with a 7.5 MW mining capacity lease in North Dakota. Greenidge also signed Engineering, Procurement and Construction Management contracts in North Dakota and Texas, which are expected to increase revenue in a growing business line for Greenidge.

Greenidge CEO Jordan Kovler commented: “By expanding our self-mining capabilities in key territories, Greenidge will be able to continue increasing our mining load flexibility and optimizing our operations to supercharge growth. We are also pleased that these expansions will create new jobs for local residents in both Mississippi and North Dakota. Greenidge continues to evaluate new sites and exciting opportunities to enhance value for all stakeholders.”

In January, Greenidge produced approximately 150 bitcoin, of which 50 bitcoin were produced by Greenidge owned miners and 100 were produced through our datacenter hosting. Greenidge’s hash rate in January was approximately 2.4 EH/s, with 0.8 EH/s from Greenidge owned miners and 1.6 EH/s from our datacenter hosting. In February Greenidge produced approximately 128 bitcoin, of which 41 bitcoin were produced by Greenidge owned miners and 87 were produced through our datacenter hosting. Greenidge’s hash rate in February was approximately 2.6 EH/s, with 0.8 EH/s from Greenidge owned miners and 1.8 EH/s from our datacenter hosting. Greenidge’s hash rate is expected to increase to 2.8 EH/s by April 1 as a result of deploying over 2,100 of its miners (adding 0.2 EH/s of self-mining). Moving forward, Greenidge will report its Bitcoin mined on a monthly basis, in response to shareholder feedback.

About Greenidge Generation Holdings Inc.

Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated power generation company, focusing on cryptocurrency mining, infrastructure development, engineering, procurement, construction management, operations and maintenance of sites.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023 and September 30, 2023, as well as statements about or relating to or otherwise affected by the completion of management’s final review of the financial results and Greenidge’s other closing procedures. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

Contacts:

Investors
Nick Ratti
315-536-2359
nratti@greenidge.com
investorrelations@greenidge.com

Media
Longacre Square Partners

Charlotte Kiaie / Kate Sylvester
646-386-0091
greenidge@longacresquare.com

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